EXHIBIT 99.1

NEWS RELEASE
August 14, 2017


              FSI ANNOUNCES Second Quarter, 2017 FINANCIAL RESULTS
Conference call scheduled for Tuesday August 15th, 11:00am Eastern time, 8:00am
                     Pacific Time See dial in number below


VICTORIA, BRITISH COLUMBIA, August 14, 2017 - FLEXIBLE SOLUTIONS INTERNATIONAL, INC. (NYSE Amex: FSI, FRANKFURT: FXT), is the developer and manufacturer of biodegradable polymers for oil extraction, detergent ingredients and water treatment as well as crop nutrient availability chemistry. Flexible Solutions also manufactures biodegradable and environmentally safe water and energy conservation technologies. Today the Company announces financial results for the second quarter (Q2) ended June 30, 2017.

Mr. Daniel B. O'Brien, CEO, states, "We are pleased that strong top line growth was present for the quarter and hope it will continue. The accounting treatment for cleanup after the fire makes the bottom line unflattering and we caution that the effects of the fire will show up in our financials for several more quarters - sometimes positive and other times negative." Mr. O'Brien continues, "There were also raw material price increases in the quarter that affected net profits. We will move toward passing these costs on over the next several months."



     o Sales in the second quarter (Q2) were $4,722,366, up approximately 26% when compared to sales of $3,733,183 in the corresponding period a year ago. The financials show a Q2, 2017 net income of $273,623, or $0.02 per share, compared to a net income of $561,237, or $0.05 per share, in Q2, 2016. Note: The financials give an expense, "loss on involuntary disposition" of $326,570, or $0.03 per share, related to the clean-up of the fire damaged site in Taber, Alberta in Q2, 2017. This expense is covered by a significant insurance payout that was listed as revenue in Q1 and as a net revenue number in the six month Q2, "consolidated statement of operations.." (see "Gain on involuntary disposition"). This clean-up expense is a non-operating expense, which if added back to net income would result in net income of approximately $600,193 or $0.05 per share. This is a non-GAAP number and the demonstration of the adding back of this non-operating expense to net income does not take into account additional income tax expense, if any, that may reduce the effect of this adjustment. Furthermore, as a result of the fire damage, any additional significant insurance payouts or related expenses (such as write down of inventory, short term loss of revenue, etc) will make year over financial comparisons difficult in the short term.

     o Basic weighted average shares used in computing earnings per share amounts in Q2 were 11,465,606 and 11,427,991 for Q2, 2017 and Q2, 2016 respectively.

     o Non-GAAP operating cash flow: For the 6 months ending June 30, 2017, net income reflects $181,229 of non-cash charges (depreciation and stock option expenses), income tax, as well as gain (loss) on disposition (and involuntary disposition) of equipment, interest income, write down of inventory, and income tax; which are items not related to operating or current operating activities. When these items are removed, the Company shows operating cash flow of $1,968,716, or $0.17 per share. This compares with operating cash flow of $2,521,448, or $0.22 per share, in the corresponding 6 months of 2016 (see the table that follows for details of these calculations).

The NanoChem division continues to be the dominant source of revenue and cash flow for the Company. New opportunities continue to unfold in detergent, water treatment, oil field extraction and agricultural use to further increase sales in this division. In past years the NanoChem division sales have been less volatile quarter over quarter, however due to increasing sales to agriculture, revenue seasonality may become larger. Also new sales opportunities have appeared in the WaterSavrTM division as a result of the ongoing drought in the southern United States. Many municipalities are water stressed and are seeking ways to conserve water.

* a conference call has been scheduled for 11:00 am Eastern Time, 8:00 am Pacific Time, on Tuesday August 15, 2017. CEO, Dan O'Brien will be presenting and answering questions on the conference call. To participate in this call please dial 1-800-533-7954 (or 1-785-830-1924) just prior to the scheduled call time. The conference call title, "Second 2017 Financials," may be requested.

The above information and following table contain supplemental information regarding income and cash flow from operations for the period ended June 30, 2017. Adjustments to exclude depreciation, stock option expenses and one time charges are given. This financial information is a Non-GAAP financial measure as defined by SEC regulation G. The GAAP financial measure most directly comparable is net income. The reconciliation of each of the Non-GAAP financial measures is as follows:

                     FLEXIBLE SOLUTIONS INTERNATIONAL, INC.
                      Consolidated Statement of Operations
            For 3 Months Ended June 30 (6 Months Operating Cash Flow)
                                   (Unaudited)
                                                     3 months ended June 30
                                                    2017             2016
                                               ---------------------------------
Revenue                                        $ 4,722,366       $ 3,733,183

Income (loss) before income tax - GAAP         $   408,995 a     $   931,407

Provision for Income tax(net)  - GAAP          $   135,372       $   370,170

Net income (loss)  - GAAP                      $   273,623 a     $   561,237

Net income (loss) per common share - basic. -  $      0.02 a     $      0.05
GAAP
3 month weighted average shares used in         11,466,606        11,427,991 b
computing per share amounts - basic.-  GAAP
                                                  6 month Operating Cash Flow
                                                         Ended June 30
                                               ---------------------------------
Operating Cash flow (6months). NON-GAAP        $ 1,968,716 c     $ 2,521,448 c

Operating Cash flow per share excluding
non-operating items and items not related to   $      0.17 c     $      0.22 c
current operations (6 months) - basic.
NON-GAAP
Non-cash Adjustments (6 month) GAAP            $   181,716 d     $   292,115 d

Shares (6 month basic weighted average) used
in computing per share amounts - basic GAAP     11,485,683 b      11,462,167


Notes: certain items not related to "operations" of the Company have been excluded from net income as follows.

a) Non-GAAP -:: The financials give an expense of $326,570, or $0.03 per share, related to the clean-up of the fire damaged site in Taber Alberta in Q2, 2017. This is a non-operating expense, which if added back to net income would result in net income of approximately $600,193 or $0.05 per share. This is a non-GAAP number and the adding back of this expense to net income does not take into account additional income tax expense, if any, that may result.

b) Also a share buyback of 1,175,000 shares took place in January 2016.

c) Non-GAAP - amounts exclude certain cash and non-cash items: depreciation and stock option expense (2017 = $181,229, 2016 = $292,155), gain/(loss) on the disposition of equipment (2017 = $2,245,718, 2016 = $1,914), write down of inventory (2017 = $51,346, 2016 = N/A), interest income (2017 = $82, 2016 = $
N/A), deferred tax expense (2017 = $23,404, 2016 = $ N/A), and Income tax (2017 = $432,247, 2016 = $928,176). See the financial statements for all adjustments.

d) Non-GAAP - amounts represent depreciation and stock compensation expense.

Safe Harbor Provision

The Private Securities Litigation Reform Act of 1995 provides a "Safe Harbor" for forward-looking statements. Certain of the statements contained herein, which are not historical facts, are forward looking statement with respect to events, the occurrence of which involve risks and uncertainties. These forward-looking statements may be impacted, either positively or negatively, by various factors. Information concerning potential factors that could affect the company is detailed from time to time in the company's reports filed with the Securities and Exchange Commission.

                        Flexible Solutions International
                    206 - 920 Hillside Ave, Victoria, BC CANADA V8T 1Z8

                                                                     Jason Bloom
                                                               Tel: 250 477 9969
                                                         Toll Free: 800 661 3560
                                                               Fax: 250 477 9912
                                              E-mail: info@flexiblesolutions.com


If you have received this news release by mistake or if you would like to be removed from our update list please reply to: Danielle@flexiblesolutions.com To find out more information about Flexible Solutions and our products, please visit www.flexiblesolutions.com.